                                                                   Exhibit 10.17

                                 THIRD AMENDMENT
                                     TO THE
                              LEXMARK HOLDING, INC.
                      STOCK OPTION PLAN FOR SENIOR MANAGERS
                (As amended September 13, 1995 and June 10, 1999)



         This is the Third Amendment to the Lexmark Holding, Inc. Stock Option Plan for Senior Managers (as amended September 13, 1995 and June 10,1999) (the "Plan;" capitalized terms used herein and not defined have the meanings ascribed to such terms in the Plan).

         WHEREAS, pursuant to Section 9 of the Plan, the Board is authorized to amend the Plan from time to time;

         WHEREAS, the Board has determined to permit certain transfers by Participants of Options granted to such Participant pursuant to the Plan for estate planning purposes, subject to certain approvals; and

         WHEREAS, the Board and the Committee have determined that this amendment to the Plan does not require the approval of stockholders of the Company.

         NOW, THEREFORE, the Plan is hereby amended, effective as of July 29, 1999 as follows:

         1. Section 10.1 of the Plan is amended in its entirety to read as follows:

         "10.1 NONTRANSFERABILITY OF AWARDS. Unless the Board, the Committee or the Company's Vice President, Human Resources and Vice President and General Counsel shall permit an Option to be transferred by a Participant to a Participant's family member for estate planning purposes or to a trust, partnership, corporation or other entity established by the Participant for estate planning purposes, on such terms and conditions as the Board, the Committee or such officers may specify, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable by the transferee only for as long as they could have been exercisable by such Participant. If any Option is transferred to a family member, trust partnership, corporation or other entity as contemplated by the first sentence hereof, all references herein and in the applicable Option Agreement to the Participant shall be deemed to refer to such permitted transferee, other than any such references with respect to the personal status of the Participant."

         In all other respects, the Plan is hereby ratified and confirmed.